EXHIBIT 10.24J

SIXTY-THIRD AMENDMENT

TO THE

CSG MASTER SUBSCRIBER MANAGEMENT SYSTEM AGREEMENT

BETWEEN

CSG SYSTEMS, INC.

AND

TIME WARNER CABLE INC.

This Sixty-third Amendment (the “Amendment”) is made by and between CSG Systems, Inc., a Delaware corporation (“CSG”), and Time Warner Cable Inc. (“TWC”). CSG and TWC entered into a certain CSG Master Subscriber Management System Agreement executed March 13, 2003, and effective as of April 1, 2003, as amended (the “Agreement”), and now desire to further amend the Agreement in accordance with the terms and conditions set forth in this Amendment. If the terms and conditions set forth in this Amendment shall be in conflict with the Agreement, the terms and conditions of this Amendment shall control. Any terms in initial capital letters or all capital letters used as a defined term but not defined in this Amendment, shall have the meaning set forth in the Agreement. Upon execution of this Amendment by the parties, any subsequent reference to the Agreement between the parties shall mean the Agreement as amended by this Amendment. Except as amended by this Amendment, the terms and conditions set forth in the Agreement shall continue in full force and effect according to their terms.

CSG and TWC agree to the following as of the Effective Date:

1.	CSG agrees to provide and TWC desires to use CSG’s Product Configurator—Billing Configuration Edition (“PC-BCE”) in accordance with the terms of this Amendment. CSG and TWC agree to implementation and deployment of PC-BCE to TWC, subject to execution of the Statement of Work (CSG no. 2313068) to implement PC-BCE (the “PC-BCE SOW”).

(a)	As a result, Schedule C, entitled “Basic Services and Additional Services and Associated Exhibits”, of the Agreement is hereby amended to add the following to the section entitled “Additional Services”:

Product Configurator—Billing Configuration Edition (“PC-BCE”)

(b)	In addition, Schedule C, entitled “Basic Services and Additional Services and Associated Exhibits” of the Agreement is hereby amended to add the following to the section entitled “Services Description”:

CSG Product Configurator – Billing Configuration Edition (“PC-BCE”). The Product Configurator Billing Configuration Edition is a back office application of ACSR® and ACSR (web-enabled) that is used to define billing code tables. With PC-BCE, CSG will provide a more robust definition and validation layer for TWC’s billing codes. PC-BCE can be used to manage the following code tables: 9xx, TM, TR, TT, 03, CT44.

(c)	As a result, Schedule F, “Fees,” section entitled “CSG Services,” Section I. entitled “Processing,” shall be amended to add a new subsection x., entitled “CSG’s Product Configurator—Billing Configuration Edition (“PC-BCE”)” as follows:

x. CSG’s Product Configurator—Billing Configuration Edition (“PC-BCE”)

Description of Item/Unit of Measure	Frequency	Fee
1. Product Configurator - Billing Configuration Edition
a) Implementation Fee (Note 1)	One-Time	Quote
Note 1:	Implementation Fee includes PC-BCE deployment as set forth in the PC-BCE SOW.

2.	Participating Affiliates may use and receive the PC-BCE without any requirement that such Additional Services be set forth in any such Participating Affiliates Affiliate Addendum.

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THIS AMENDMENT is executed as of the day and year last signed below (the Effective Date”)

TIME WARNER CABLE INC. (“TWC”)	CSG SYSTEMS, INC. (“CSG”)

By: /s/ Frank Boncimino	By: /s/ Joseph T. Ruble

Name: Frank Boncimino	Name: Joseph T. Ruble

Title: SVP, Chief Information Officer	Title: EVP, CAO & General Counsel

Date: 8/27/2012	Date: 8-30-12

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